Exhibit 99

15985 East High Street

P. O. Box 35

Middlefield, Ohio 44062

Phone: 440/632-1666 FAX: 440/632-1700

www.middlefieldbank.bank

PRESS RELEASE

Company Contact:	Investor and Media Contact:
James Heslop President/Chief Executive Officer Middlefield Banc Corp. (440) 632-1666 Ext. 3219 JHeslop@middlefieldbank.com	Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

Middlefield Banc Corp. Reports 2022 First Half Financial Results

MIDDLEFIELD, OHIO, July 18, 2022◆◆◆◆ Middlefield Banc Corp. (NASDAQ: MBCN) reported financial results for the 2022 first half and second quarter ended June 30, 2022.

2022 First Half Financial Highlights Include (on a year-over-year basis unless noted):

•	Returned $4.4 million of capital to shareholders through dividends and the repurchase of 95,364 shares at an average price of $25.39 per share

•	Net income was $7.9 million, or $1.35 per diluted share, compared to $8.6 million, or $1.35 per diluted share

•	First-half pre-tax income benefited from $1.2 million of accelerated net fees associated with the Paycheck Protection Program (“PPP”), compared to $1.9 million in the 2021 first half

•	Net income during the second quarter was negatively impacted by $579,000 of one-time expenses associated with the proposed Liberty Bancshares, Inc. merger

•	Net interest margin improved by 20 basis points to 3.91%, compared to 3.71%

•	Total loans were $978.0 million, compared to $981.7 million at December 31, 2021

•	Total loans increased by $27.8 million, or 6.1% annualized from December 31, 2021, without the impact of PPP loan forgiveness

•	Return on average assets was 1.21%, compared to 1.26%

•	Return on average equity was 11.49%, compared to 11.88%

•	Return on average tangible common equity(1) was 13.03%, compared to 13.41%

•	Strong asset quality with nonperforming loans to total loans of 0.48%, compared to 0.73%

•	Allowance for loan losses was 1.49% of total loans, compared to 1.34%

•	Merger with Liberty Bancshares, Inc. on schedule to close during the 2022 fourth quarter

“We are focused on profitably growing our business, supporting our communities, and creating value for our shareholders, and I am pleased with the progress we made during the second quarter,” stated James R. Heslop, II, President and Chief Executive Officer. “Profitability has remained strong despite lower year-over-year fees associated with the Paycheck Protection Program and $579,000 of one-time expenses associated with the proposed Liberty Bancshares, Inc. merger. Reflecting our profitable financial model, second-quarter net interest margin increased 30 basis points to 4.02%. I am also encouraged by the growth we experienced in our return on tangible common equity, demonstrating the additional benefits of our share repurchase program.”

Mr. Heslop continued, “We are working on growing our balance sheet while controlling risk in a very fluid business environment. During the second quarter, core loans increased at an annualized rate of 6.9% since the beginning of the year. We continue to work on completing the merger with Liberty Bancshares, Inc., which we expect to close during the 2022 fourth quarter. Once complete, we expect to benefit as a larger bank with total assets of approximately $1.80 billion, strong earnings accretion, and a robust footprint in two of Ohio’s largest and fastest-growing markets. We believe the merger will generate meaningful earnings per share accretion while having a minimal tangible book value dilution and manageable earn-back period.”

Mr. Heslop concluded, “Over the past several years, we have invested throughout our organization, expanded our digital banking capabilities, and assembled a strong team of motivated and experienced leaders. We expect 2022 to be another good year for Middlefield Banc Corp., and I am excited by the direction we are headed,” concluded Mr. Heslop.

Income Statement

Net interest income for the 2022 first half decreased 0.9% to $23.5 million, compared to $23.7 million for the same period last year. Year-to-date, the net interest margin was 3.91%, compared to 3.71% for the same period last year. Net interest income for the 2022 second quarter was $12.0 million, compared to $11.9 million for the 2021 second quarter. The 1.5% increase in net interest income for the 2022 second quarter was largely a result of a 26.9% reduction in total interest expense. The net interest margin for the 2022 second quarter was 4.02%, compared to 3.72% for the same period of 2021.

For the 2022 first half, noninterest income was $2.8 million, compared to $3.9 million for the same period last year. Noninterest income for the 2022 second quarter was $1.4 million, compared to $1.6 million for the same period last year.

For the 2022 first half, noninterest expense increased 3.6% to $16.8 million, compared to $16.2 million for the same period last year. Operating costs in the 2022 second quarter increased 8.1% to $8.5 million from $7.9 million for the 2021 second quarter. The Company incurred $579,000 of additional operating expenses during the 2022 second quarter associated with the proposed Liberty Bancshares, Inc. merger.

Net income for the 2022 first half ended June 30, 2022, was $7.9 million, or $1.35 per diluted share, compared to $8.6 million, or $1.35 per diluted share for the same period last year. Net income for the 2022 second quarter ended June 30, 2022, was $4.1 million, or $0.70 per diluted share, compared to $4.4 million, or $0.70 per diluted share for the same period last year.

Balance Sheet

Total assets at June 30, 2022, decreased 4.9% to $1.29 billion, compared to $1.36 billion at June 30, 2021. Net loans at June 30, 2022, decreased 7.5% to $963.4 million, compared to $1.04 billion at June 30, 2021. Since 2020, Middlefield has helped customers receive $211.1 million of forgiveness payments under the terms of the Paycheck Protection Program, including processing $16.3 million of forgiveness payments during the second quarter of 2022, and $32.7 million of forgiveness payments year-to-date. The balance of PPP loans outstanding at June 30, 2022, was $1.4 million.

Total deposits at June 30, 2022, were $1.15 billion, compared to $1.20 billion at June 30, 2021. The 4.0% decrease in deposits was primarily due to a decline in time-based and interest-bearing accounts, partially offset by increased noninterest-bearing accounts. The investment portfolio was $172.0 million at June 30, 2022, compared with $150.9 million at June 30, 2021.

Donald L. Stacy, Chief Financial Officer, stated, “We remain well-positioned to benefit from a rising interest rate environment. In addition, as economic uncertainty has increased, we are entering this period from a position of strength with a historically strong balance sheet and excellent asset quality. These trends allow us to navigate a changing economic cycle while simultaneously allocating capital to support our long-term growth strategies, dividend payment, and share repurchase program.”

Mr. Stacy continued, “We continue to allocate excess capital to our dividend and share repurchase programs. Year-to-date, we have repurchased 95,364 shares of our common stock at a total cost of $2.4 million. This includes 63,214 shares repurchased during the 2022 second quarter at an average price of $25.35 per share at June 30, 2022. With 292,187 shares remaining under our repurchase program, we will continue to focus on returning capital to shareholders through our share repurchase program.”

Stockholders’ Equity and Dividends

At June 30, 2022, stockholders’ equity was $128.2 million compared to $146.0 million at June 30, 2021. The 12.2% year-over-year decline in stockholders’ equity was primarily due to an increase in the unrealized loss on the available-for-sale investment portfolio during the three-month period and the Company’s stock repurchase program. On a per-share basis, shareholders’ equity at June 30, 2022, was $22.07 compared to $23.50 at June 30, 2021.

At June 30, 2022, tangible stockholders’ equity(1) was $111.9 million, compared to $129.4 million at June 30, 2021. On a per-share basis, tangible stockholders’ equity(1) was $19.26 at June 30, 2022, compared to $20.82 at June 30, 2021.

Through the 2022 first half, the Company declared cash dividends of $0.34 per share, compared to $0.32 per share for the same period last year.

At June 30, 2022, the Company had an equity-to-assets ratio of 9.91%, compared to 10.74% at June 30, 2021.

Asset Quality

There was no provision for loan losses for the 2022 second quarter versus a $200,000 provision for loan losses for the same period last year. The year-over-year decline in the provision for loan losses was partially due to strong asset quality and the previous year’s prudent build in the Company’s allowance for loan losses associated with the potential economic impacts caused by the COVID-19 pandemic. There was no provision for loan losses for the 2022 first half versus $900,000 for the same period last year.

Net recoveries were $58,000, or 0.02% of average loans, annualized, during the 2022 second quarter, compared to net charge-offs of $122,000, or 0.05% of average loans, annualized, at June 30, 2021. Year-to-date net recoveries were $208,000, or 0.04% of average loans, annualized, compared to net charge-offs of $159,000, or 0.03% of average loans, annualized for the six-months ended June 30, 2021.

Nonperforming loans at June 30, 2022, were $4.7 million, compared to $7.8 million at June 30, 2021. Nonperforming assets at June 30, 2022, were $11.5 million, compared to $14.9 million at June 30, 2021. The allowance for loan losses at June 30, 2022, stood at $14.6 million, or 1.49% of total loans, compared to $14.2 million, or 1.34% of total loans at June 30, 2021.

ABOUT MIDDLEFIELD BANC CORP.

Middlefield Banc Corp., headquartered in Middlefield, Ohio, is the bank holding company of The Middlefield Banking Company, with total assets of $1.29 billion at June 30, 2022. The Bank operates 16 full-service banking centers and an LPL Financial® brokerage office serving Beachwood, Chardon, Cortland, Dublin, Garrettsville, Mantua, Middlefield, Newbury, Orwell, Plain City, Powell, Solon, Sunbury, Twinsburg, and Westerville. The Bank also operates a Loan Production Office in Mentor, Ohio.

Additional information is available at www.middlefieldbank.bank

(1)

This press release includes disclosure of Middlefield Banc Corp.’s tangible book value per share, return on average tangible equity, and pre-tax, pre-provision for loan losses income, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Middlefield Banc Corp. believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Middlefield Banc Corp.’s marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures are included in the tables following Consolidated Financial Highlights below.

FORWARD-LOOKING STATEMENTS

This press release of Middlefield Banc Corp. and the reports Middlefield Banc Corp. files with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets, and products of Middlefield Banc Corp. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause Middlefield Banc Corp.’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce interest margins; (3) changes in prepayment speeds, charge-offs and loan loss provisions; (4) less favorable than expected general economic conditions; (5) legislative or regulatory changes that may adversely affect businesses in which Middlefield Banc Corp. is engaged; (6) technological issues which may adversely affect Middlefield Banc Corp.’s financial operations or customers; (7) the effect of the COVID-19 pandemic, including on our credit quality and business operations, as well as its impact on general economic and financial market conditions; (8) changes in the securities markets; (9) the Company’s failure to integrate Liberty Bancshares, Inc. and Liberty National Bank with Middlefield in accordance with expectations and deviations from performance expectations related to Liberty Bancshares, Inc. and Liberty National Bank; or (10) risk factors mentioned in the reports and registration statements Middlefield Banc Corp. files with the Securities and Exchange Commission. Middlefield Banc Corp. undertakes no obligation to release revisions to these forward-looking statements or to reflect events or circumstances after the date of this press release.

IMPORTANT ADDITIONAL INFORMATION

In connection with the proposed merger with Liberty Bancshares, Inc., (“Liberty”), the Company intends to file with the SEC a registration statement on Form S-4 to register the shares of the Company’s common stock that will be issued to Liberty shareholders in connection with the merger. The registration statement will include a joint proxy statement/prospectus and other relevant materials in connection with the proposed merger, which will be sent to the shareholders of Liberty and the Company seeking their approval of the proposed merger.

SHAREHOLDERS OF LIBERTY, COMPANY SHAREHOLDERS, AND OTHER INVESTORS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT AND PROSPECTUS TO BE INCLUDED IN THE REGISTRATION STATEMENT ON FORM S-4, BECAUSE THE PROXY STATEMENT/PROSPECTUSES WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, LIBERTY, THE PROPOSED MERGER, THE PERSONS SOLICITING PROXIES WITH RESPECT TO THE PROPOSED MERGER, AND THEIR INTERESTS IN THE PROPOSED MERGER AND RELATED MATTERS.

Investors and security holders will be able to obtain free copies of the Registration Statement on Form S-4 (when available) and other documents filed by the Company with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at www.middlefieldbank.bank or may be obtained from the Company by written request to Middlefield Banc Corp., 15985 East High Street P. O. Box 35 Middlefield, Ohio 44062, Attention: Investor Relations.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale is unlawful before registration or qualification of the securities under the securities laws of the jurisdiction. No offer of securities shall be made except by means of a prospectus satisfying the requirements of Section 10 of the Securities Act.

The respective directors and executive officers of the Company and Liberty and other persons may be deemed to be participants in the solicitation of proxies from Liberty shareholders with respect to the proposed merger. Information regarding the directors of the Company is available in its proxy statement filed with the SEC on April 5, 2022 in connection with its 2022 Annual Meeting of Shareholders and information regarding the executive officers of the Company is available in its Form 10-K filed with the SEC on March 15, 2022. Information regarding the directors and executive officers of Liberty, which is a private company, and other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus to be included in the Form S-4 Registration Statement and other relevant materials to be filed with the SEC when they become available.

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
Balance Sheets (period end)	2022	2022	2021	2021	2021
ASSETS
Cash and due from banks	$60,114	$78,804	$97,172	$113,177	$82,435
Federal funds sold	19,039	29,474	22,322	19,174	10,034

Cash and cash equivalents	79,153	108,278	119,494	132,351	92,469
Equity securities, at fair value	779	851	818	833	730
Investment securities available for sale, at fair value	171,958	175,216	170,199	163,057	150,850
Loans held for sale	—	9	1,051	676	790
Loans:
Commercial real estate:
Owner occupied	120,771	113,590	111,470	110,883	109,777
Non-owner occupied	288,334	293,745	283,618	310,222	304,324
Multifamily	29,152	29,385	31,189	30,762	34,926
Residential real estate	246,453	244,747	240,089	232,020	228,102
Commercial and industrial	137,398	131,683	148,812	163,052	200,558
Home equity lines of credit	111,730	106,300	104,355	105,450	107,685
Construction and other	35,988	50,152	54,148	49,378	62,229
Consumer installment	8,171	8,118	8,010	8,515	8,694

Total loans	977,997	977,720	981,691	1,010,282	1,056,295
Less allowance for loan and lease losses	14,550	14,492	14,342	14,234	14,200

Net loans	963,447	963,228	967,349	996,048	1,042,095
Premises and equipment, net	17,030	17,142	17,272	17,507	17,680
Goodwill	15,071	15,071	15,071	15,071	15,071
Core deposit intangibles	1,249	1,326	1,403	1,484	1,564
Bank-owned life insurance	17,274	17,166	17,060	16,954	16,846
Other real estate owned	6,792	6,992	6,992	7,090	7,090
Accrued interest receivable and other assets	20,624	18,019	14,297	14,794	15,033

TOTAL ASSETS	$1,293,377	$1,323,298	$1,331,006	$1,365,865	$1,360,218

	June 30,	March 31,	December 31,	September 30,	June 30,
	2022	2022	2021	2021	2021
LIABILITIES
Deposits:
Noninterest-bearing demand	$379,872	$361,251	$334,171	$316,770	$326,665
Interest-bearing demand	154,788	162,010	196,308	237,576	207,725
Money market	185,494	187,807	177,281	178,423	183,453
Savings	252,179	264,784	260,125	256,114	252,171
Time	174,833	191,320	198,725	211,674	225,271

Total deposits	1,147,166	1,167,172	1,166,610	1,200,557	1,195,285
Other borrowings	12,910	12,975	12,901	12,966	13,031
Accrued interest payable and other liabilities	5,081	5,507	6,160	6,287	5,858

TOTAL LIABILITIES	1,165,157	1,185,654	1,185,671	1,219,810	1,214,174

STOCKHOLDERS’ EQUITY
Common stock, no par value; 10,000,000 shares authorized, 7,347,526 shares issued, 5,810,351 shares outstanding as of June 30, 2022	87,562	87,562	87,131	87,131	87,131
Retained earnings	89,900	86,804	83,971	80,376	76,150
Accumulated other comprehensive (loss) income	(17,591)	(6,674)	3,462	3,610	3,893
Treasury stock, at cost; 1,537,175 shares as of June 30, 2022	(31,651)	(30,048)	(29,229)	(25,062)	(21,130)

TOTAL STOCKHOLDERS’ EQUITY	128,220	137,644	145,335	146,055	146,044

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,293,377	$1,323,298	$1,331,006	$1,365,865	$1,360,218

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, unaudited)

	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
Statements of Income	2022	2022	2021	2021	2021	2022	2021
INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$11,268	$10,985	$11,586	$12,258	$11,885	$22,253	$24,052
Interest-earning deposits in other institutions	74	24	30	30	12	98	30
Federal funds sold	46	3	1	1	1	49	1
Investment securities:
Taxable interest	442	443	438	461	410	885	780
Tax-exempt interest	955	784	732	673	602	1,739	1,160
Dividends on stock	33	24	23	24	26	57	55

Total interest and dividend income	12,818	12,263	12,810	13,447	12,936	25,081	26,078

INTEREST EXPENSE
Deposits	709	726	783	915	1,010	1,435	2,215
Other borrowings	81	69	67	69	71	150	146

Total interest expense	790	795	850	984	1,081	1,585	2,361

NET INTEREST INCOME	12,028	11,468	11,960	12,463	11,855	23,496	23,717
Provision for loan losses	—	—	(200)	—	200	—	900

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	12,028	11,468	12,160	12,463	11,655	23,496	22,817

NONINTEREST INCOME
Service charges on deposit accounts	956	914	906	876	856	1,870	1,643
(Loss) gain on equity securities	(72)	33	(14)	102	40	(39)	121
Earnings on bank-owned life insurance	108	106	106	108	106	214	332
Gains on sale of loans	18	3	118	309	221	21	813
Revenue from investment services	153	141	198	192	210	294	339
Other income	220	206	221	234	199	426	602

Total noninterest income	1,383	1,403	1,535	1,821	1,632	2,786	3,850

NONINTEREST EXPENSE
Salaries and employee benefits	3,785	4,386	4,088	4,488	4,321	8,171	8,575
Occupancy expense	583	505	542	425	517	1,088	1,081
Equipment expense	274	315	358	333	313	589	670
Data processing and information technology costs	822	682	660	736	698	1,665	1,484
Ohio state franchise tax	292	293	285	287	286	585	572
Federal deposit insurance expense	90	50	50	150	150	140	294
Professional fees	383	455	435	136	323	838	742
Net loss (gain) on other real estate owned	206	8	(66)	9	22	214	68
Advertising expense	229	228	221	222	221	457	442
Software amortization expense	40	48	119	88	74	88	154
Core deposit intangible amortization	77	77	80	81	80	154	160
Merger-related costs	579	—	—	—	—	579	—
Other expense	1,175	1,219	1,059	951	889	2,233	1,969

Total noninterest expense	8,535	8,266	7,831	7,906	7,894	16,801	16,211

Income before income taxes	4,876	4,605	5,864	6,378	5,393	9,481	10,456
Income taxes	787	772	1,027	1,174	968	1,559	1,864

NET INCOME	$4,089	$3,833	$4,837	$5,204	$4,425	$7,922	$8,592

PTPP (1)	$4,876	$4,605	$5,664	$6,378	$5,593	$9,481	$11,356

(1)	The pre-tax pre-provision (PTPP) is the income before income taxes before provision for loan losses considerations, for reconciliation of non-GAAP measures.

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, except per share and share amounts, unaudited)

	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2022	2022	2021	2021	2021	2022	2021
Per common share data
Net income per common share - basic	$0.70	$0.65	$0.81	$0.85	$0.70	$1.35	$1.36
Net income per common share - diluted	$0.70	$0.65	$0.81	$0.85	$0.70	$1.35	$1.35
Dividends declared per share	$0.17	$0.17	$0.21	$0.16	$0.16	$0.34	$0.32
Book value per share (period end)	$22.07	$23.43	$24.68	$24.13	$23.50	$22.07	$23.50
Tangible book value per share (period end) (2) (3)	$19.26	$20.64	$21.88	$21.39	$20.82	$19.26	$20.82
Dividends declared	$993	$1,000	$1,242	$978	$1,004	$1,993	$1,920
Dividend yield	2.71%	2.78%	3.37%	2.66%	2.72%	2.72%	2.73%
Dividend payout ratio	24.28%	26.09%	25.68%	18.79%	22.69%	25.16%	22.35%
Average shares outstanding - basic	5,851,422	5,879,025	5,951,838	6,136,648	6,297,071	5,865,147	6,331,356
Average shares outstanding - diluted	5,860,098	5,889,836	5,975,333	6,157,181	6,312,230	5,873,823	6,348,345
Period ending shares outstanding	5,810,351	5,873,565	5,888,737	6,054,083	6,215,511	5,810,351	6,215,511
Selected ratios
Return on average assets	1.25%	1.17%	1.41%	1.51%	1.30%	1.21%	1.26%
Return on average equity	12.30%	10.75%	13.17%	13.95%	12.10%	11.49%	11.88%
Return on average tangible common equity (2) (4)	14.02%	12.13%	14.85%	15.71%	13.65%	13.03%	13.41%
Efficiency (1)	61.82%	62.54%	56.56%	54.04%	57.18%	62.17%	57.50%
Equity to assets at period end	9.91%	10.40%	10.92%	10.69%	10.74%	9.91%	10.74%
Noninterest expense to average assets	0.65%	0.62%	0.58%	0.58%	0.58%	1.27%	1.18%

(1)	The efficiency ratio is calculated by dividing noninterest expense less amortization of intangibles by the sum of net interest income on a fully taxable equivalent basis plus noninterest income
(2)	See reconciliation of non-GAAP measures below
(3)	Calculated by dividing tangible common equity by shares outstanding
(4)	Calculated by dividing annualized net income for each period by average tangible common equity

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Unaudited)

	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
Yields	2022	2022	2021	2021	2021	2022	2021
Interest-earning assets:
Loans receivable (2)	4.66%	4.53%	4.61%	4.74%	4.43%	4.60%	4.45%
Investment securities (2)	3.76%	3.41%	3.30%	3.37%	3.47%	3.59%	3.60%
Interest-earning deposits with other banks	0.77%	0.23%	0.20%	0.21%	0.18%	0.48%	0.19%
Total interest-earning assets	4.28%	4.06%	4.07%	4.20%	4.05%	4.17%	4.08%
Deposits:
Interest-bearing demand deposits	0.15%	0.14%	0.12%	0.12%	0.12%	0.15%	0.14%
Money market deposits	0.49%	0.47%	0.47%	0.46%	0.46%	0.48%	0.47%
Savings deposits	0.06%	0.06%	0.06%	0.06%	0.06%	0.06%	0.07%
Certificates of deposit	0.83%	0.87%	0.90%	1.08%	1.19%	0.85%	1.24%
Total interest-bearing deposits	0.36%	0.37%	0.36%	0.41%	0.46%	0.36%	0.50%
Non-Deposit Funding:
Borrowings	2.51%	2.16%	2.09%	2.11%	2.18%	2.34%	2.16%
Total interest-bearing liabilities	0.39%	0.39%	0.37%	0.42%	0.47%	0.39%	0.50%
Cost of deposits	0.24%	0.25%	0.26%	0.30%	0.34%	0.25%	0.37%
Cost of funds	0.27%	0.27%	0.27%	0.31%	0.35%	0.27%	0.38%
Net interest margin (1)	4.02%	3.80%	3.82%	3.91%	3.72%	3.91%	3.71%

(1)	Net interest margin represents net interest income as a percentage of average interest-earning assets.
(2)	Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were determined using an effective tax rate of 21%.

	For the Three Months Ended
Asset quality data	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
(Dollar amounts in thousands, unaudited)
Nonperforming loans (1)	$4,670	$4,728	$4,859	$6,806	$7,760
Other real estate owned	6,792	6,992	6,992	7,090	7,090

Nonperforming assets	$11,462	$11,720	$11,851	$13,896	$14,850

Allowance for loan losses	$14,550	$14,492	$14,342	$14,234	$14,200
Allowance for loan losses/total loans	1.49%	1.48%	1.46%	1.41%	1.34%
Net (recoveries) charge-offs:
Quarter-to-date	$(58)	$(150)	$(308)	$(34)	$122
Year-to-date	(208)	(150)	(183)	125	159
Net charge-offs to average loans, annualized:
Quarter-to-date	-0.02%	-0.06%	-0.12%	-0.01%	0.05%
Year-to-date	-0.04%	-0.06%	-0.02%	0.02%	0.03%
Nonperforming loans/total loans	0.48%	0.48%	0.49%	0.67%	0.73%
Allowance for loan losses/nonperforming loans	311.56%	306.51%	295.16%	209.14%	182.99%
Nonperforming assets/total assets	0.89%	0.89%	0.89%	1.02%	1.09%

(1) Nonperforming loans exclude troubled debt restructurings that are performing in accordance with their terms over a prescribed period of time.

Reconciliation of Common Stockholders’ Equity to Tangible Common Equity	For the Three Months Ended
(Dollar amounts in thousands, unaudited)	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Stockholders’ Equity	$128,220	$137,644	$145,335	$146,055	$146,044
Less Goodwill and other intangibles	16,320	16,397	16,474	16,555	16,635

Tangible Common Equity	$111,900	$121,247	$128,861	$129,500	$129,409

Shares outstanding	5,810,351	5,873,565	5,888,737	6,054,083	6,215,511

Tangible book value per share	$19.26	$20.64	$21.88	$21.39	$20.82

Reconciliation of Average Equity to Return on Average Tangible Common Equity	For the Three Months Ended					For the Six Months Ended
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	June 30, 2022	June 30, 2021
Average Stockholders’ Equity	$133,377	$144,630	$145,716	$148,048	$146,719	$139,003	$145,892
Less Average Goodwill and other intangibles	16,357	16,435	16,513	16,594	16,674	16,396	16,714

Average Tangible Common Equity	$117,020	$128,195	$129,203	$131,454	$130,045	$122,607	$129,178

Net income	$4,089	$3,833	$4,837	$5,204	$4,425	$7,922	$8,592

Return on average tangible common equity (annualized)	14.02%	12.13%	14.85%	15.71%	13.65%	13.03%	13.41%

Reconciliation of Pre-Tax Pre-Provision Income (PTPP)	For the Three Months Ended					For the Six Months Ended
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	June 30, 2022	June 30, 2021
Net income	$4,089	$3,833	$4,837	$5,204	$4,425	$7,922	$8,592
Add Income Taxes	787	772	1,027	1,174	968	1,559	1,864
Add Provision for loan losses	—	—	(200)	—	200	—	900

PTPP	$4,876	$4,605	$5,664	$6,378	$5,593	$9,481	$11,356

MIDDLEFIELD BANC CORP.

Average Balance Sheets

(Dollar amounts in thousands, unaudited)

	For the Three Months Ended
	June 30, 2022			June 30, 2021
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Interest-earning assets:
Loans receivable (3)	$970,820	$11,268	4.66%	$1,078,866	$11,885	4.43%
Investment securities (3)	176,138	1,397	3.76%	135,338	1,012	3.47%
Interest-earning deposits with other banks (4)	79,924	153	0.77%	85,245	39	0.18%

Total interest-earning assets	1,226,882	12,818	4.28%	1,299,449	12,936	4.05%

Noninterest-earning assets	89,555			70,692

Total assets	$1,316,437			$1,370,141

Interest-bearing liabilities:
Interest-bearing demand deposits	$159,779	$59	0.15%	$207,080	$64	0.12%
Money market deposits	185,711	228	0.49%	185,728	212	0.46%
Savings deposits	260,226	40	0.06%	253,612	38	0.06%
Certificates of deposit	184,748	382	0.83%	233,930	696	1.19%
Short-term borrowings	—	—	0.00%	227	—	0.00%
Other borrowings	12,945	81	2.51%	13,062	71	2.18%

Total interest-bearing liabilities	803,409	790	0.39%	893,639	1,081	0.49%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	375,013			323,590
Other liabilities	4,638			6,193
Stockholders’ equity	133,377			146,719

Total liabilities and stockholders’ equity	$1,316,437			$1,370,141

Net interest income		$12,028			$11,855

Interest rate spread (1)			3.89%			3.56%
Net interest margin (2)			4.02%			3.72%
Ratio of average interest-earning assets to
average interest-bearing liabilities			152.71%			145.41%

(1)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(2)	Net interest margin represents net interest income as a percentage of average interest-earning assets.
(3)	Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were $271 and $179 for the three months ended June 30, 2022 and 2021, respectively
(4)	Includes dividends received on restricted stock.

	For the Three Months Ended
	June 30,			March 31,
	2022			2022
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-earning assets:
Loans receivable (3)	$970,820	$11,268	4.66%	$983,853	$10,985	4.53%
Investment securities (3)	176,138	1,397	3.76%	170,829	1,227	3.41%
Interest-earning deposits with other banks (4)	79,924	153	0.77%	91,690	51	0.23%

Total interest-earning assets	1,226,882	12,818	4.28%	1,246,372	12,263	4.06%

Noninterest-earning assets	89,555			85,667

Total assets	$1,316,437			$1,332,039

Interest-bearing liabilities:
Interest-bearing demand deposits	$159,779	$59	0.15%	$170,353	$60	0.14%
Money market deposits	185,711	228	0.49%	184,265	212	0.47%
Savings deposits	260,226	40	0.06%	260,162	38	0.06%
Certificates of deposit	184,748	382	0.83%	193,657	416	0.87%
Short-term borrowings	—	—	0.00%	—	—	0.00%
Other borrowings	12,945	81	2.51%	12,943	69	2.16%

Total interest-bearing liabilities	803,409	790	0.39%	821,380	795	0.39%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	375,013			359,656
Other liabilities	4,638			6,373
Stockholders’ equity	133,377			144,630

Total liabilities and stockholders’ equity	$1,316,437			$1,332,039

Net interest income		$12,028			$11,468

Interest rate spread (1)			3.89%			3.67%
Net interest margin (2)			4.02%			3.80%
Ratio of average interest-earning assets to average interest-bearing liabilities			152.71%			151.74%

(1)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(2)	Net interest margin represents net interest income as a percentage of average interest-earning assets.
(3)	Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were $271 and $223 for the three months ended June 30, 2022, and March 31, 2022, respectively.
(4)	Includes dividends received on restricted stock.

	For the Six Months Ended
	June 30,			June 30,
	2022			2021
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-earning assets:
Loans receivable (3)	$977,336	$22,253	4.60%	$1,091,119	$24,052	4.45%
Investment securities (3)	173,483	2,624	3.59%	125,924	1,940	3.60%
Interest-earning deposits with other banks (4)	85,807	204	0.48%	89,477	86	0.19%

Total interest-earning assets	1,236,626	25,081	4.17%	1,306,520	26,078	4.08%

Noninterest-earning assets	87,382			70,850

Total assets	$1,324,008			$1,377,370

Interest-bearing liabilities:
Interest-bearing demand deposits	$165,066	$119	0.15%	$205,063	$141	0.14%
Money market deposits	184,988	440	0.48%	190,502	441	0.47%
Savings deposits	260,194	78	0.06%	254,882	85	0.07%
Certificates of deposit	189,203	798	0.85%	251,711	1,548	1.24%
Short-term borrowings	—	—	0.00%	169	—	0.00%
Other borrowings	12,944	150	2.34%	13,660	146	2.16%

Total interest-bearing liabilities	812,395	1,585	0.39%	915,987	2,361	0.52%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	367,334			309,395
Other liabilities	5,276			6,096
Stockholders’ equity	139,003			145,892

Total liabilities and stockholders’ equity	$1,324,008			$1,377,370

Net interest income		$23,496			$23,717

Interest rate spread (1)			3.78%			3.56%
Net interest margin (2)			3.91%			3.71%
Ratio of average interest-earning assets to average interest-bearing liabilities			152.22%			142.64%

(1)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(2)	Net interest margin represents net interest income as a percentage of average interest-earning assets.
(3)	Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were $494 and $347 for the six months ended June 30, 2022 and 2021, respectively.
(4)	Includes dividends received on restriced stock.